Exhibit 99.2

Georgia Gulf Accelerates Expiration of Stockholder Rights Plan

ATLANTA—May 8, 2012 — Georgia Gulf Corporation (NYSE: GGC - News) announced that on May 7, 2012 the company’s board of directors authorized the acceleration of the expiration date of the stockholder rights plan, originally scheduled to expire on December 31, 2012.  The stockholder rights plan will be amended to accelerate the expiration date to May 9, 2012.

About Georgia Gulf

Georgia Gulf Corporation is a leading, integrated North American manufacturer of two chemical lines, chlorovinyls and aromatics, and manufactures vinyl-based building and home improvement products. The company’s vinyl-based building and home improvement products, marketed under the Royal Building Products and Exterior Portfolio brands, include window and door profiles, mouldings, siding, pipe and pipe fittings, and deck products. Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers. For more information, visit www.ggc.com.

Contact:

Georgia Gulf Corporation

Investor Relations:

Martin Jarosick, 770-395-4524

or

Media:

Alan Chapple, 770-395-4538

chapplea@ggc.com